Exhibit 99.1

A Reflection of Ambiq’s First Year as a Public Company

By Fumihide “Humi” Esaka, CEO, Ambiq

One year ago, Ambiq entered a new chapter. On July 30, 2025, we rang the opening bell at the New York Stock Exchange and began trading as a public company under the ticker AMBQ. During our first year as a public company, we successfully completed our initial public offering and two follow-on public offerings, raising approximately $372 million in gross proceeds. More importantly, we strengthened our ability to invest for long-term growth while earning the continued confidence of the investment community.

This milestone marked the culmination of more than 15 years of innovation, from pioneering our SPOT® platform and developing five generations of Apollo® SoCs to building a global team, expanding our AI software ecosystem, and partnering with customers who share our vision for enabling intelligence everywhere through energy-efficient edge AI.

The capital we raised during our first year has enabled us to accelerate investments in the areas that matter most: advancing our technology platform, expanding our software ecosystem, growing our customer relationships, strengthening our global team, and preparing for the next generation of edge AI. Every investment has been guided by a long-term objective—to build durable technology leadership and create lasting value for our customers and stockholders.

Looking back now, what stands out most to me isn’t the ticker symbol or the opening bell, but what we’ve accomplished in the past year and what lies ahead.

Building the Platform for the Next Generation of Edge AI

Over the past year, we continued to evolve our industry-leading SPOT platform with new Apollo system-on-chip families designed to address a broad range of edge AI applications. Whether enabling more sophisticated healthcare wearables, intelligent hearables, industrial monitoring systems, or next-generation smart devices, each product is purpose-built to deliver higher performance while maintaining exceptional energy efficiency. Today, approximately 80% of our customers are integrating AI into their product designs. This is a powerful reflection of where the market is headed and the opportunity that lies ahead.

At the same time, we recognized that silicon alone is no longer enough.

As edge AI becomes more sophisticated, developers need software that is just as optimized as the hardware it runs on. That understanding led us to significantly expand our AI software ecosystem. Our neuralSPOT® AI Development Kit continues to simplify AI development while delivering highly optimized performance across real-world applications. Building on that foundation, we introduced the HELIA™ AI ecosystem, including heliaRT™, heliaAOT™, and heliaCORE™, to help developers optimize, compile, validate, and deploy AI models more efficiently than ever before.

Together, our hardware and software platforms provide developers with a more complete foundation for building practical, scalable edge AI solutions. We believe this integrated approach will become an increasingly important differentiator as edge AI continues to mature.

Expanding Our Reach

Innovation only matters if it solves meaningful problems. That’s why we were thrilled that our SPOT platform was recognized as one of TIME’s Best Inventions of 2025 for Artificial Intelligence. It reinforced our belief that energy-efficient AI has become a defining industry priority.

Over the past year, we’ve continued expanding our customer base across healthcare, wearables, hearables, industrial automation, and smart environments, while broadening our geographic footprint. Our customers are developing devices that help detect heart arrhythmias earlier, enable intelligent industrial monitoring that can run for years without maintenance, and deliver increasingly capable AI experiences to emerging categories such as smart glasses and other always-on devices.

These innovations reinforce what we’ve believed from the beginning: intelligence is moving beyond the data center and into the physical world. As AI becomes embedded in everyday products, power efficiency becomes a fundamental design requirement, not simply an engineering advantage.

Looking Ahead

The opportunity ahead is significant.

Our first year as a public company strengthened our foundation. The years ahead will be defined by two things: how broadly edge AI transforms industries and how effectively we help our customers bring that transformation to life.

We will continue advancing the Apollo family to support the broad spectrum of edge AI applications that demand industry-leading energy efficiency. At the same time, we are preparing for the next generation of intelligent computing with the Atomiq™ family, our first SPOT-based products featuring an integrated neural processing unit (NPU). Atomiq is designed to enable more compute-intensive AI workloads, including computer vision, advanced audio processing, and emerging reasoning applications, while maintaining the ultra-low-power leadership that defines Ambiq.

Our investments extend well beyond silicon. We remain equally committed to advancing the software tools, AI frameworks, and developer ecosystem that enable our customers to move from prototype to production faster and with greater confidence. Together, our hardware and software platforms will continue pushing the boundaries of what edge AI can achieve.

Just as importantly, we continue to invest in our people. Across the United States, Taiwan, Singapore, and China, we continue to attract exceptional talent who share our passion for solving some of the industry’s most difficult engineering challenges. Their expertise, creativity, and dedication are the foundation of everything we accomplish.

Closing Thoughts

Becoming a public company has not changed who we are.

The discipline, transparency, and accountability required in public markets reinforce our dedication to sustained innovation, operational excellence, and responsible growth. We continue to focus on establishing lasting leadership in ultra-low power Edge AI technology.

The world is entering a new era where intelligence will be everywhere, not just in the cloud, but in billions of connected devices that improve healthcare, enhance productivity, enable safer industries, and enrich everyday life. We believe Ambiq is uniquely positioned to help enable that future by combining breakthrough ultra-low-power semiconductor technology with an increasingly differentiated AI software platform.

To our customers, partners, employees, and stockholders: thank you for your trust and continued support throughout our first year as a public company. Together, we have built a strong foundation for the future.

Our first year on the NYSE was an important milestone. Our second year begins the next chapter.

As I look ahead, I have never been more optimistic about Ambiq’s future.

-	Humi

Forward-Looking Statements

The statements contained in this letter that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this letter, and include, but are not limited to, statements relating to Ambiq’s expectations around its strategic initiatives, growth trajectory and demand for its products. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify including those described in the section titled “Risk Factors” in Ambiq’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as in other filings Ambiq may make with the SEC from time to time. Ambiq’s expectations, beliefs and projections are expressed in good faith and Ambiq believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this letter speaks only as of the date of this letter. Ambiq undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.